FOR IMMEDIATE RELEASE                                       Contact:
Michael F. Brigham
September 22, 1998
Chief Financial Officer
(207) 878-2770 Ext. 106

ImmuCell obtains negative clinical results on TravelGAM


PORTLAND, Maine -- September 22, 1998 -- ImmuCell Corporation (NASDAQ/ICCC) announced that preliminary results from a hospital-based, challenge/protection Phase II clinical trial of TravelGAM{TM} bovine anti-
E. COLI immunoglobulins were negative, with no treatment effect detected. The study, funded under a grant from the National Institutes of Health, was designed to address discrepancies between the product's clinical success in a 1995 study and the inconclusive results obtained in a field trial completed earlier in 1998. The Company has no further development plans for this product to prevent Travelers' Diarrhea.

The Company is now limiting its human passive antibody development efforts to DiffGAM{TM} bovine anti-CLOSTRIDIUM DIFFICILE immunoglobulins, a product intended to treat CLOSTRIDIUM DIFFICILE-associated diarrhea ("CDAD") . CDAD affects an estimated 1.6 million people in the U.S. annually. If shown to be effective, DiffGAM could provide an alternative to the use of oral antibiotics in the treatment of CDAD and a unique clinical benefit by directly attacking the toxins produced by CLOSTRIDIUM DIFFICILE. This anti-toxin action, in combination with the Company's colonic delivery formulation, forms the basis for the Company's plan to initiate a small effectiveness study later this year with results expected in late 1999.

In other news, the Company announced that it had recently dissolved its joint venture to develop diagnostic products to detect CRYPTOSPORIDIUM PARVUM and other infectious disease organisms in drinking water and intends to continue to develop and market these products directly. Simultaneously with the dissolution of the joint venture, the relevant technology (that had been previously licensed to the joint venture) was licensed directly to the Company, subject to a royalty obligation. This change in structure was precipitated by the Company's belief in the need to achieve greater market focus. Product sales and gross margin will now be accounted for directly on the Company's financial statements rather than being accounted for as equity in earnings of the joint venture. CRYPTOSPORIDIUM caused a large outbreak of cryptosporidiosis in Milwaukee in 1993 and a smaller outbreak in Sydney, Australia this past summer.

The Company provided a recap of some mid year financial highlights. As of June 30, 1998, the Company had cash of $1,352,000 ($0.56 per share) and stockholders' equity of $2,489,000 ($1.02 per share). The Company earned a net profit of approximately $139,000 ($0.05 profit per share) during the six month period ended June 30, 1998, compared to a net loss of $52,000 ($0.02 loss per share) during the comparable period ended June 30, 1997.

ImmuCell Corporation is a biotechnology company engaged in the development of animal health products to expand its commercialized line of products for use by dairy and beef producers. The Company is also developing a human application of its milk-derived passive antibody technology for use as an alternative to antibiotics in the treatment of a gastrointestinal infection. In addition, ImmuCell is marketing Crypto-Scan{TM}, a novel drinking-water test that detects a major and growing menace (CRYPTOSPORIDIUM) to drinking-water supplies worldwide, and the Company owns 50% of a joint venture that is manufacturing bovine lactoferrin, a nutritional milk protein derived from cheese whey.




THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ANY STATEMENTS RELATING TO THE COMPANY'S CLINICAL TRIAL PLANS AND INTENDED TIMELINESS AND ANY OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THOSE RISKS AND UNCERTAINTIES RELATING TO DIFFICULTIES OR DELAYS IN DEVELOPMENT, TESTING, REGULATORY APPROVAL, PRODUCTION AND MARKETING OF THE COMPANY'S PRODUCTS, ANY INADEQUATE THERAPEUTIC EFFICACY OF THE COMPANY'S PRODUCTS THAT COULD SLOW OR PREVENT PRODUCT DEVELOPMENT EFFORTS, COMPETITION WITHIN THE COMPANY'S ANTICIPATED PRODUCT MARKETS, THE UNCERTAINTY OF PRODUCT DEVELOPMENT IN THE PHARMACEUTICAL INDUSTRY, AND OTHER RISKS DETAILED FROM TIME TO TIME IN FILINGS THE COMPANY MAKES WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORM 10-Q. SUCH STATEMENTS ARE BASED ON MANAGEMENTS' CURRENT EXPECTATIONS, BUT ACTUAL RESULTS MAY DIFFER MATERIALLY DUE TO VARIOUS FACTORS, INCLUDING THOSE RISKS AND UNCERTAINTIES MENTIONED OR REFERRED TO IN THIS PRESS RELEASE.